Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 05/18/2001

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Servicing Certificate

Beginning Principal Balance                                                                138,831,552.34
Ending Principal Balance                                                                   135,538,944.47
Principal Collections                                                                        2,861,876.07
Interest Collections                                                                         1,562,099.73

Active Loan Count                                                                                   2,959

Principal Balance of Current Month Prefunding                                                        0.00

Substitution Adjustment Amount                                                                       0.00

Policy Draw Amount                                                                                   0.00


Total Limited Reimbursement Amount                                                              28,898.80

Current month distribution to Credit Enhancer                                                   38,902.23

Net Loan Rate                                                                                      13.83%

Note Rate - Class A-1 Notes                                                                       5.2388%
Note Rate - Class A-2 Notes                                                                       7.8400%
Note Rate - Class A-3 Notes                                                                       8.1700%
Note Rate - Class A-4 Notes                                                                       8.2700%

                     Beginning Note Balance                 Ending Note Balance          Principal Distribution           Interest
 Class A-1 Notes                  42,949,057.52                   39,659,554.87                 3,289,502.65             187,499.48
 Class A-2 Notes                  18,887,000.00                   18,887,000.00                            -             123,395.07
 Class A-3 Notes                  29,790,000.00                   29,790,000.00                            -             202,820.25
 Class A-4 Notes                 41,753,000.00                   41,753,000.00                            -              287,747.76
                                 --------------                  --------------                           --             ----------
     Total Notes                 133,379,057.52                  130,089,554.87                 3,289,502.65             801,462.56

Certificates                                                                                   291,184.98

Prefunding Account                                                                  Total Amount
                                                                           -------------------------------
Beginning Balance                                                                                    0.00
Interest Earned on Prefunding Account                                                                0.00
Prior month Interest earned transferred to overcollateralization                                     0.00
Collection Period Subsequent Transfer                                                                0.00
Prefunding Account balance distributed to Noteholders                                                0.00
                                                                           -------------------------------
               Total Ending Prefunding Account Balance  as of Payment Date                           0.00


Capitalized Interest Account Balance
Beginning Balance                                                                                    0.00
Withdraw relating to prior month Collection Period                                                   0.00
Interest Earned                                                                                      0.00
Interest Earned sent to Note Payment account                                                         0.00
Total Ending Capitalized Interest Account Balance to Noteholders                                     0.00
                                                                           -------------------------------
                         Total Ending Capitalized Interest Account Balance                           0.00
                                                                           ===============================


Beginning Overcollateralization Amount                                                       5,452,494.81
Overcollateralization Amount Increase (Decrease)                                                (3,105.22)
                                                                           -------------------------------
Ending Overcollateralization Amount                                                          5,449,389.59
Outstanding Overcollaterization Amount                                                         430,731.81
                                                                           -------------------------------
Required Overcollateralization Amount                                                        5,880,121.40


                                                                 Number                        Percent
                                             Balance            of Loans                      of Balance
Delinquent Loans (30 Days)                987,170.29               16                           0.73%
Delinquent Loans (60 Days)              1,063,453.58               21                           0.78%
Delinquent Loans (90+ Days) (1)         1,176,962.47               24                           0.87%
Foreclosed Loans                                0.00                0                           0.00%
REO                                             0.00                0                           0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                                 Percent
                                                                                     Liquidation To-Date        of Balance
                                                                           -------------------------------
Beginning Loss Amount                                                                        2,219,523.20
Current Month Loss Amount                                                                      430,731.80         0.32%
Current Month Principal Recovery                                                                     0.00
Net Ending Loss Amount                                                                       2,650,255.00

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